NEWS RELEASE
www.homestreet.com/newsroom

HomeStreet Schedules Year End and Fourth Quarter 2020 Earnings Call for
Tuesday, January 26, 2021

SEATTLE, Wash. -January 7, 2021 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct its quarterly earnings conference call on Tuesday, January 26, 2021 at 1:00 p.m. EST. Mark K. Mason, Chairman, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss year end and fourth quarter 2020 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10151012 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10151012.

The information to be discussed in the conference call will be available on the company's web site after market close on Monday, January 25, 2021.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

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Investor contact:
Gerhard Erdelji, Investor Relations Officer
gerhard.erdelji@homestreet.com
206-515-4039

Media contact:
Misty Ford
Misty.ford@homestreet.com
206-876-5506